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                                                                       Exhibit 8

                         [Kirkland & Ellis Letterhead]


                                  ____, 2001


Board of Trade of the City of Chicago, Inc.
141 West Jackson Boulevard
Chicago, Illinois 60604

               Re:  Federal Income Tax Opinion
                    --------------------------

Dear Sirs/Mesdames:

          In connection with the transactions described in the Proxy Statement and Prospectus included in the Registration Statement on Form S-4 (Registration No. 333-54370) (the "Registration Statement") of Board of Trade of the City of Chicago, Inc. (the "Company"), filed with the Securities and Exchange Commission under the Securities Act of 1993, as amended, you have requested our opinion concerning the material United States federal income tax consequences of the Restructuring Transactions to the Company and its members. Capitalized terms used herein that are not specifically defined herein have the same meaning as in the Registration Statement.

          We have examined the Proxy Statement and Prospectus, the Registration Statement, and such other documents and such legal authorities as we have deemed relevant for purposes of expressing the opinion contained herein. Our opinion is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures and existing judicial decisions.

          Based on the foregoing, the discussions set forth under the caption "Material U.S. Federal Income Tax Consequences of the Restructuring Transactions" in the Proxy Statement and Prospectus express our opinion as to the material U.S. federal income tax consequences of the Restructuring Transactions, subject to the qualifications therein, and are based upon reasonable interpretations of existing law. There can be no assurance, however, that such views will not be
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Board of Trade of the City of Chicago, Inc.
--, 2001
Page 2

successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions, or judicial decisions, any of which challenges or alterations may be applied retroactively.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration Statement.


                                        Very truly yours,



                                        Kirkland & Ellis